Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Heritage Global Inc. of our report dated March 9, 2020, relating to the consolidated financial statements of Heritage Global Inc., appearing in the Annual Report on Form 10-K of Heritage Global Inc. for the year ended December 31, 2019.

We also consent to the incorporation by reference to our firm under the caption “Experts” in the prospectus, which is a part of this Registration Statement.

/s/ SQUAR MILNER LLP

San Diego, California

September 3, 2020